                          PROXY SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
                                   MUNCIE, INDIANA


        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 22, 1994, and appoints Clell W. Douglass, Hamer D. Shafer and Reed D. Voran and each of them, proxies with power of substitution, to represent and to vote all shares of common stock of First Merchants Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of First Merchants Corporation to be held on March 31, 1994, at 3:30 p.m. at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as directors are unable to serve for any reason, the per-sons listed above have the authority to vote as directed for any substitute nominee.


Dated: ___________________, 1994.


                                   (Please sign exactly as your name appears hereon)


                                   __________________________________________
                                   (Signature of Shareholder)


                                   __________________________________________
                                   (Signature of Shareholder)

                                   (Joint owners should each sign personally.
                                   Trustees and others signing in a
                                   representative capacity should indicate
                                   the capacity in which they sign.)




PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

(See reverse side for important information)

(CONTINUED FROM OTHER SIDE)

      ___         ___
I  do |__| do not |__| plan to attend the Annual Meeting. Number attending: ____



THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDA-TIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                            ___                             ___
1. Election of Directors:   |__|FOR all nominees listed     |__|WITHHOLD VOTE
                                 below (except as withheld       (do not vote
                                 space below)                    for any of the
                                                                 nominees listed
                                                                 below)


    Nelson W. Heinrichs, Joseph E. Wilson, Robert F. Wisehart.

    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

    _______________________________________________________________


2. Proposal to approve the First Merchants Corporation 1994 Stock Option Plan described in the Proxy Statement dated February 22, 1994.
               ___                          ___                     ___
         FOR   |__|                AGAINST  |__|           ABSTAIN  |__|


3. Proposal to approve the First Merchants Corporation Employee Stock Purchase Plan (1994) described in the Proxy Statement Dated February 22, 1994.
               ___                          ___                     ___
         FOR   |__|                AGAINST  |__|           ABSTAIN  |__|


4. Ratification of the appointment of the firm of Geo. S. Olive & Co. as independent public accountants for 1994.
               ___                          ___                     ___
         FOR   |__|                AGAINST  |__|           ABSTAIN  |__|


5. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.



This proxy will be voted as directed, but if not otherwise directed this Proxy will be voted "FOR" approval of the matters described in Items 1, 2, 3, and 4 above.